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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                          VIKING OFFICE PRODUCTS, INC.


M. BRUCE NELSON AND STEPHEN R. KROLL certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Viking Office Products, Inc.

     2. The Articles of Incorporation of the corporation are amended by amending Paragraph A of Article THIRD of the Articles of Incorporation of the corporation to read as follows:

     "THIRD: A. The corporation is authorized to issue two classes of shares of stock, to be designated "Common Stock" and "Preferred Stock". The number of shares of Common Stock authorized is 120,000,000 and the number of shares of Preferred Stock authorized is 10,000,000. The Preferred Stock may be issued in one or more series, the first series to be "Series A. Stock". Upon amendment of this Paragraph to read as set forth herein, each outstanding share of Common Stock is split up, divided, and converted into two shares of Common Stock."

     3. The foregoing amendment has been approved by the Board of Directors of the corporation.

     4. The foregoing amendment is one that may be adopted with approval of the Board of Directors alone because the corporation has only one class of shares outstanding, i.e., Common Stock, and the amendment effects only a stock split of the Common Stock, including an increase in the authorized number of shares in proportion thereto.

     Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge. Executed at Los Angeles, California, this 12th day of April, 1996.



                                          /s/ M. Bruce Nelson
                                    --------------------------------
                                    M. Bruce Nelson, President


                                          /s/ Stephen R. Kroll
                                    --------------------------------
                                    Stephen R. Kroll, Secretary